                   Morgan Stanley Convertible Securities Trust
                          Item 77(O) 10F-3 Transactions
                       April 1, 2006 - September 30, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 Level  6/7/0    -     $100.0 $335,00  700,00    0.21%  0.40%   Credit  Merril
   3      6              0     0,000      0                     Suisse     l
Commun                                                            ,      Lynch
icatio                                                          Merril
ns Inc                                                            l
 Note                                                           Lynch
 3.50%                                                          & Co.,
6/15/2                                                          Morgan
  012                                                           Stanle
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